Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption ‘‘Experts’’ and to the use of our report dated May 9, 2007, in Amendment No. 1 to the Registration Statement (Form S-11 No. 333-142891) and related Prospectus of Marathon Real Estate Finance, Inc. dated June 28, 2007.

/s/ Ernst & Young LLP

New York, NY
June 22, 2007